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                                                                    EXHIBIT 10.2


                               QUEST MEDICAL, INC
                  EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT


THIS AGREEMENT, made and entered into as of the ((Date)) day of ((Month)), ((Year)), by QUEST MEDICAL, INC., a Texas corporation (the "Corporation"), and ((Name)) (the "Optionee").

                             W I T N E S S E T H :

WHEREAS, the Optionee is employed by the Corporation or one of its subsidiaries in a key position and the Corporation desires the Optionee to remain in its employ, to encourage the Optionee to own stock of the Corporation, and to give the Optionee added incentive to advance the interests of the Corporation and desires to give the Optionee an option under the Quest Medical, Inc. Amended and Restated Employees' Stock Option Plan (the "Plan") to purchase shares of Common Stock, $.05 par value (the "Common Stock"), of the Corporation.

NOW, THEREFORE, in consideration of these premises, the parties agree that the following shall constitute the Option Agreement (the "Agreement") between the Corporation and the Optionee:

1. The provisions of the Plan (a copy of which is attached hereto as Exhibit A) also constitute provisions of this Agreement and are hereby incorporated by reference and made a part hereof for all purposes. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

2. Subject to the terms and conditions set forth herein, the Corporation grants to the Optionee, a nonqualified stock option (the "Option") to purchase from the Corporation during the period ending at 5:00 p.m., Dallas, Texas time on ((ExpirationDate)) (unless a shorter period is specified in Section 5.04 of the Plan) from the date of this Agreement, ((NoShares)) shares of Common Stock at an exercise price of $((Price)) per share, subject to adjustment as provided in Section
         5.06 of the Plan. The Option is exercisable with respect to the shares of Common Stock indicated as follows:

          Number of Shares                                     Date
          ----------------                                     ----
             ((PerYear))                              On or after ((Year1))
             ((PerYear))                              On or after ((Year2))
             ((PerYear))                              On or after ((Year3))
             ((PerYear))                              On or after ((Year4))

3. The Option may be exercised in whole or in part from time to time, in accordance with Section 5.03 of the Plan by written notice to the Corporation at its principal executive office, which notice shall:
         (a)  specify the number of shares of Common Stock to be




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         purchased and the purchase price to paid therefor; (b)  if the person exercising this Option is not the Optionee, contain or be accompanied by satisfactory evidence of such person's right to exercise this Option; and (c) be accompanied by payment in full of the purchase price in cash or in the form of a certified or cashier's check payable to the Corporation.

4. This Option may be exercised in whole or in part while there is outstanding any option which may have been previously granted to the Optionee to purchase Common Stock.

5. Any questions concerning the interpretation of this Agreement, any adjustments required to be made under Section 5.06 of the Plan and any controversy which may arise under this Agreement or the Plan shall be determined by the Stock Option Committee of the Corporation in its sole discretion, pursuant to Section 2 of the Plan. This Agreement shall be governed by and construed in accordance with the laws of Texas.

6.       This Option is a nonqualified stock option, and shall be so construed.

IN WITNESS WHEREOF, this Agreement has been executed by the Optionee and by the Corporation, effective as of the date first written above.



                                        QUEST MEDICAL, INC.





                                        By: ___________________________________
                                            Thomas C. Thompson
                                            President




                                            ___________________________________
                                            ((Name))
                                            Optionee




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